Exhibit 23.1


             Consent of Thomas W. Klash, Certified Public Accountant

          [Letterhead of Thomas W. Klash, Certified Public Accountant]

               Consent of Independent Certified Public Accountant

We consent to the incorporation by reference in this Registration Statement of our report dated December 31, 2002, which appears on pages F-1 through F-10 of the annual report on Form 10-KSB for the year ended December 31, 2002 filed on February 26, 2003.

/s/ THOMAS W. KLASH
------------------------
Thomas W. Klash
Hollywood, Florida

November 20, 2003